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                                                                    EXHIBIT 11.2

                            ALLEGIANCE TELECOM, INC.

               COMPUTATION OF PRO FORMA PER SHARE EARNINGS (LOSS)

        Period From Inception (April 22, 1997) Through December 31, 1997

                                                                       PRO FORMA NET LOSS PER SHARE, BASIC
                                                            ---------------------------------------------------------
                                                            Number of Shares    Percent Outstanding Equivalent Shares
                                                            ----------------    ------------------- -----------------
COMMON STOCK
       1997 Common Stock Offering                                        426          100.00%                     426
       1998 Common Stock Offering                                 12,000,000          100.00%              12,000,000
       Preferred Stock Converted to Common Stock                  40,067,766          100.00%              40,067,766
                                                              --------------                           --------------
                                                                  52,068,192                               52,068,192

WEIGHTED AVERAGE SHARES OUTSTANDING                                                                        52,068,192

NET LOSS APPLICABLE TO COMMON STOCK                                                                    $ (253,740,292)

NET LOSS PER SHARE, BASIC                                                                              $        (4.87)
                                                                                                       ==============

                                                                      PRO FORMA NET LOSS PER SHARE, DILUTED
                                                            ---------------------------------------------------------
                                                            Number of Shares    Percent Outstanding Equivalent Shares
                                                            ----------------    ------------------- -----------------
COMMON STOCK
       1997 Common Stock Offering                                        426          100.00%                     426
       1998 Common Stock Offering                                 12,000,000          100.00%              12,000,000
       Preferred Stock Converted to Common Stock                  40,067,766          100.00%              40,067,766
       Stock Options Outstanding                                     189,276          100.00%                 189,276
       Common Stock Warrants                                         649,249          100.00%                 649,249
                                                              --------------                           --------------
                                                                  52,906,717                               52,906,717

WEIGHTED AVERAGE SHARES OUTSTANDING                                                                        52,906,717

NET LOSS APPLICABLE TO COMMON STOCK                                                                     $(253,740,292)

NET LOSS PER SHARE, DILUTED                                                                             $       (4.80)
                                                                                                        =============